UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N Moore St, Suite 700 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 20, 2016 (the “Record Date”), BTCS Inc. (the “Company”) obtained written consent by the holder of the majority of the voting power of the Company’s capital stock approving amendments to the Company’s Articles of Incorporation to approve a reverse stock split at a ratio of one-for-60 and maintain the authorized common stock at 975 million shares. The Company will not implement the reverse stock split until it receives the approval of the Financial Industry Regulatory Authority (“FINRA”).

On the Record Date, there were (i) 952,756,004 shares of common stock outstanding and (ii) 100 shares of outstanding super voting Series A Preferred Stock. Each share of BTCS common stock represents one vote and the Series A Preferred Stock votes together with the common stock but is entitled to vote a majority of the voting power with respect to the reverse split.

The Company expects to file Articles of Amendment with the Secretary of State of Nevada upon compliance with notification requirements of FINRA and expiration of a 20-day waiting period following mailing of notification to shareholders of the action taken by written consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: December 29, 2016	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer